Exhibit 99.1

Avalo Therapeutics Expands Leadership Team with Key Appointments in Business Development and Human Resources

WAYNE, PA., October 1, 2025 — Avalo Therapeutics, Inc. (Nasdaq: AVTX), a clinical stage biotechnology company fully dedicated to developing IL-1β-based treatments for immune-mediated inflammatory diseases, today announced the expansion of its leadership team with two senior appointments: Taylor Boyd has been named Chief Business Officer, and Ashley Ivanowicz has joined as Senior Vice President, Human Resources.

“We are delighted to welcome Taylor and Ashley to Avalo as we enter a transformational period for the Company, including advancing AVTX-009 through the LOTUS Phase 2 trial in hidradenitis suppurativa and preparing for a data readout mid next year,” said Dr. Garry Neil, Chief Executive Officer. “Taylor brings a strong track record in business development that will be valuable as we work to realize the full potential of AVTX-009. Ashley’s expertise in scaling biotech organizations and strengthening culture will ensure that we are building the right foundation, not just for our clinical progress, but also for the people and teams driving it. Their combined leadership strengthens Avalo’s ability to execute our mission of advancing IL-1β therapies to address significant unmet needs.”

Mr. Boyd has nearly 15 years of experience across biotech business development, corporate finance, and investment banking. Most recently, he served as Executive Vice President & Chief Business Officer at Abzena, where he led strategic M&A, licensing, and portfolio expansion initiatives. Prior to Abzena, he was Vice President and Head of Business Development at Longboard Pharmaceuticals, where he led activities that ultimately culminated with its $2.6 billion acquisition by Lundbeck. His background also includes leadership roles at Oxford Biomedica, as well as investment banking roles at Raymond James, SVB Leerink, Cantor Fitzgerald, and RBC Capital Markets where he executed more than $40 billion in mergers and acquisitions and debt and equity capital markets transactions. Mr. Boyd earned his Bachelor of Science in Accountancy with a concentration in Managerial Accounting from North Carolina State University and his Master of Science in Accountancy with a concentration in Transaction Advisory Services from Wake Forest University’s Babcock Graduate School of Management.

“I am excited to join Avalo at this important moment in the Company’s evolution,” said Mr. Boyd. “AVTX-009 has the potential to be a best-in-disease treatment to address significant unmet need in hidradenitis suppurativa. I look forward to working closely with Garry and the leadership team to help shape Avalo’s strategic direction, build value for our stakeholders, and, most importantly, move this therapy forward so it can reach patients in need as quickly as possible.”

Ms. Ivanowicz is a seasoned HR executive with nearly 20 years of experience driving organizational growth in the biotech and pharmaceutical sectors. She previously served as Head of Human Resources at Venatorx Pharmaceuticals, where she built the HR function and supported the company through a period of rapid expansion. Earlier in her career, she held leadership roles at Aralez Pharmaceuticals, Endo International, and Auxilium Pharmaceuticals. Most recently, she has been Principal HR Consultant at ALI Consulting, advising public and private life sciences companies on people strategies, culture, and organizational development. Ms. Ivanowicz holds a Bachelor of Science in Labor Studies & Industrial Relations from Pennsylvania State University and a Master of Science in Human Resource Development from Drexel University.

“I’m honored to join Avalo in this period of growth for the company,” said Ms. Ivanowicz. “I look forward to partnering with the leadership team to shape a people strategy that reflects the Company's mission and values, empowers our teams, and strengthens the organization as we work to deliver meaningful therapies for patients.”

Notice of Issuance of Inducement Grants

In connection with these appointments, Avalo’s Board of Directors has approved the grant of 275,000 non-qualified stock options to Mr. Boyd (the “Boyd Inducement Options”) and 100,000 non-qualified stock options to Ms. Ivanowicz (the “Ivanowicz Inducement Options,” and together with the Boyd Inducement Options, the “Options”). The Options vest over four (4) years, with a twelve-month cliff, such that the first 25% will vest on the first anniversary following the Effective Date of Mr. Boyd’s and Ms. Ivanowicz’s respective employment, and the remainder will vest in equal monthly installments over the following three (3) years, in each case, subject to the recipient’s continued employment with Avalo through the applicable vesting date. These awards were granted as an inducement material to Mr. Boyd and Ms. Ivanowicz entering employment with Avalo in accordance with Nasdaq Listing Rule 5635(c)(4). The Boyd Inducement Options and the Ivanowicz Inducement Options will be granted on October 1, 2025. The Boyd Inducement Options and the Ivanowicz Inducement Options will have an exercise price equal to the closing price of Avalo’s common stock on The Nasdaq Capital Market on October 1, 2025. The Options are subject to the terms and conditions of the stock option agreement covering the grant.

About Avalo Therapeutics

Avalo Therapeutics is a clinical stage biotechnology company fully dedicated to developing IL-1β-based treatments for immune-mediated inflammatory diseases. Our lead asset, AVTX-009, is in a Phase 2 clinical trial for hidradenitis suppurativa (HS). We’re also exploring additional opportunities to make an impact in prevalent indications that have significant remaining unmet needs. For more information about Avalo, please visit www.avalotx.com.

About AVTX-009

AVTX-009 is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes its activity. IL-1β is a pro-inflammatory cytokine that plays a central role in the pathogenesis of a wide range of human diseases.1 It activates immune cells that generate proinflammatory cytokines, including IL-6, TNF-α, and IL-17. Dysregulated IL-1β signaling is a major driver of inflammation, contributing to the progression of autoimmune disorders. IL-1β inhibition has proven effective in multiple immune mediated inflammatory diseases.1-3

References:1Dinarello CA. Immunol Rev. 2018;281(1):8-27. 2Kany S et al. Int J Mol Sci. 2019;20(23):6008. 3Kimball AB et al. Presented at: American Academy of Dermatology; March 8-12, 2024; San Diego, CA.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: drug development costs, timing of trials and trial results and other risks, including reliance on investigators and enrollment of patients in clinical trials; reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by the war in Ukraine and the Middle East; and those other risks detailed in Avalo’s filings with the Securities and Exchange Commission, available at www.sec.gov. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Meru Advisors
Lauren Glaser
lglaser@meruadvisors.com
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